UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 28, 2007
HYPERTENSION DIAGNOSTICS, INC
(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108
Eagan, Minnesota		55121

(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code: 651-687-9999

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 through 7.01 and 9.01 are not applicable and therefore omitted.
Item 8.01 Other Events.
SIGNATURE

Items 1.01 through 7.01 and 9.01 are not applicable and therefore omitted.
Item 8.01 Other Events.
     On September 28, 2007, Hypertension Diagnostics, Inc (“HDI”) agreed to extend the expiration of the exercise date of its remaining 50% Warrant B warrants to purchase shares of its common stock, $0.01 par value per share, and Series A Convertible Preferred Stock, $0.01 par value per share, which were initially exercised on or before June 23, 2006 (collectively, the “Remaining Warrants”) and were granted in connection with HDI’s private offering which closed on August 28, 2003. The Remaining Warrants, which would have expired on September 28, 2007, were extended to expire on December 31, 2007.
     Additionally, on September 28, 2007, HDI agreed to extend the expiration of the exercise date of its Warrant B warrants, from September 28, 2007 to December 31, 2007, to purchase shares of its common stock, $0.01 par value per share, and Series A Convertible Preferred Stock, $0.01 par value per share (collectively, the “February B Warrants”), granted in connection with HDI’s private offering which closed on February 9, 2004. For those holders who exercise with respect to at least fifty percent (50%) of the shares underlying their February B Warrants by December 31, 2007, HDI has agreed to extend the expiration of the exercise date of the remaining 50% of those February B Warrants to March 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.
By /s/ Mark N. Schwartz
Its Chairman of the Board and
Chief Executive Officer

Dated: September 28, 2007